SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)      September 4, 1996


                 Northern States Power Company
    (Exact name of registrant as specified in its charter)


                          Minnesota
        (State or other jurisdiction of incorporation)


1-3034                                     41-0448030
(Commission File Number)            (IRS Employer Identification No.)


414 Nicollet Mall, Mpls, MN                       55401
(Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code     612-330-5500



(Former name or former address, if changed since last report)


Item 5.   Other Events


Northern States Power Company and Michigan's Upper Peninsula Power Company (UPPCO) have mutually agreed not to proceed with an electric power supply agreement signed in 1993. Discussions between the two parties resulted in a consensus that the rapidly changing utility industry environment made cancellation of the power agreement beneficial to both parties involved. The agreement would have provided UPPCO with up to 150 megawatts of baseload service, peaking service options and load regulation service options for 20 years starting January 1, 1998. UPPCO had nominated 50 megawatts of baseload and five megawatts of winter peaking for the first three years of the transaction.



                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Northern States Power Company
                             (a Minnesota Corporation)


                             By /s/
                                E J McIntyre
                                Vice President & Chief
                                 Financial Officer


September 4, 1996